UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2008

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AMERALIA, INC.
(Exact name of registrant as specified in its charter)

Utah	0-15474	87-0403973
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

9233 Park Meadows Drive, Suite 431, Lone Tree, Colorado 80124
(Address of principal executive offices) (Zip Code)

(720) 876 2373
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 2, 2008 the Audit Committee of our board of directors determined that financial statements for the year ended June 30, 2005 did not properly record the balances of inventories, property plant and equipment, well cavities, obligations for accrued expenses, obligations due to related parties and asset retirement obligations and, therefore, those previously published financial statements should not be relied upon.  We will shortly file our annual report on Form 10-KSB for the year ended June 30, 2006 that includes our restated financial statements for the fiscal year ended June 30, 2005.

Correction of these errors had the following effect on our previously reported Assets, Liabilities, Stockholders’ Equity and Net Loss as of and for the year ended June 30, 2005:

	Originally	As	Difference	Note
	Reported	Restated
BALANCE SHEET:
Inventories	756,728	670,582	(86,146)	(1)
Property, plant and equipment, net	14,800,808	10,638,988	(4,161,820)	(2)
Cavities and well development	1,792,817	2,240,067	383,320	(7)
			63,930	(3)
Equipment held and not yet in service	-	4,161,820	4,161,820	(2
Accrued expenses	995,409	1,504,580	298,293	(4)
			210,878	(5)
Accrued expenses due to related parties	1,086,650	736,089	(298,293)	(4)
			(52,268)	(5)
Asset retirement obligation	530,830	807,616	276,786	(3)
Accumulated deficit	(43,148,692)	(43,222,984)	(86,146)	(1)
			197,919	(7)
			(151,966)	(5)
			(34,098)	(8)
INCOME STATEMENT:
General and administrative expense	1,234,744	1,226,373	(8,371)	(5)
Depreciation, amortization and accretion expense	1,542,964	1,112,332	212,856	(3)
			(185,401)	(7)
			(458,087)	(6)
Loss on impairment	-	458,087	458,087	(6)
Interest expense	2,701,165	2,716,179	15,014	(5)
Net loss	(6,650,032)	(6,684,130)	(34,098)	(8)
Loss per share	$(0.39)	$(0.40)	$0.01	(9)

Notes
1	To properly state value of finished goods inventory using production costs instead of total costs, recorded as an increase in the accumulated deficit as of June 30, 2005.
2	To reclassify held equipment as its own line item rather than having it included in Property Plant and Equipment.
3
To properly record the Asset Retirement Obligation, which resulted in an increase to the costs to be amortized in the Cavities and Well Development account, and to properly record the accretion of the Asset Retirement Obligation in FY2005.

4	To recognize obligations to remit withholding taxes on compensation previously paid. Results in reclassification of liabilities due to related parties to the provision for employment tax obligations.
5
To recognize additional provisions for employment taxes due to penalties and interest for late payment of taxes and provision for employment taxes on accrued but unpaid compensation.  Results in an increase in accrued expenses of $210,878, an increase in accrued expenses due to related parties of $52,268, a decrease of $8,371 in General and Administrative expenses, an increase of $15,014 in Interest expense, and expenses of $151,966 being recognized in prior periods, thus increasing accumulated deficit at June 30, 2005.

6	To reclassify depreciation expense as loss on impairment.
7	To properly record well and cavity amortization and depletion.
8	Cumulative effect of all restatement entries made to the FY2005 statement of operations.
9	Loss per share reduced by $0.01 per share as a result of the cumulative effect of restatement entries made to the FY2005 statement of operations.

The Audit Committee has discussed these matters with our independent registered public accounting firm, H.J. & Associates, L.L.C. who have provided the Board of Directors with an executed Report of Independent Registered Public Accounting Firm, dated June 4, 2008, related to the financial statements for the fiscal years ended June 30, 2006 and 2005, which will be filed with our annual report on Form 10-KSB and will reflect the correction of errors discussed above.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERALIA, INC.
(Registrant)

Date: June 5, 2008	By: /s/ Robert van Mourik
Name: Robert van Mourik
Title: Chief Financial Officer